Exhibit 10.1

                                                                         Summary
                                                                         -------



Comprehensive Credit Facility Agreement of Maximum Amount Entered Between the Company and Agricultural Bank

Main contents:

>>   Contract number: (Shenzhen Longgang Nongyin Shouzi No.200502370001;
>>   Maximum amount for credit facilities to be provided: RMB200 million;
>>   Term: from May 20th, 2005 to May 20, 2006;
>> Interest rate of loan shall be subject to each loan agreement/contract to be signed;
>>   Purpose: working capital;
>> Adjustment of credit can be made by Agricultural Bank under the any of the following:
     |X| The Company suffers severe operational risk or its financial situation severely deteriorates;
     |X| Guarantor's payment ability is obviously weakened or value of pledged collaterals decreases obviously;
     |X| Occurrence of other instances which make Agricultural Bank think adjustment of credit facility is necessary.
>> Breach of contract penalty: adjustment of credit, cancellation of unused credit, imposition of punitive interest, demand prepayment of loan and other measures;
>> Special term: The Company undertakes that it authorizes Lender to go through the formalities and procedures required for obtaining title certificate for BAK Industrial Park and shall complete the afore stated formalities and procedures before the end of Sep, 2005 and pledge it to Agricultural Bank in time.

Terms that have been omitted: definition; credit types used for the line of credit; the guarantee of the loan under this Agreement; adjustment of the line of credit; dispute settlement; miscellaneous; effectiveness; validity; and attention.